Exhibit 99.2

Q2 FY2017

EARNINGS CALL PREPARED REMARKS

Please find following a summary of our operational results for this past quarter, Q2 FY2017. These notes are meant to add more detail to the standard press release that we issue each quarter. Previously, these notes have been used as a verbal script at the beginning of our Earnings Calls. We have decided that it is easier for our investors and other shareholders to receive these in written format, and therefore we can dedicate the Earnings Call time to answering any questions that participants on the call might have.

OVERALL

Our results this quarter show good growth in the number of new and former customers that we originated compared to the same quarter of a year ago. In Q2, we are at double the account growth rate of the same quarter last year. However, our ledger growth is still below last year’s level. This is because we are bringing in many more accounts at smaller loan levels, which we believe is consistent with our careful underwriting strategy. As these customers prove their credit-worthiness, we expect to be able to increase their loan amounts appropriately where desired by the customer, and so build our ledger going forward.

Since 1962, we have proven to be successful in increasing loan amounts for our customers over time when their credit worthiness made it sensible and when their financial needs have increased. We therefore believe the increase in new and former customers is a very positive sign towards the future growth of our ledger, especially as we have reduced our lending at the lower end of the credit spectrum (but gained more new and former customers overall in spite of that).

Our refinancings have been lower than historical levels, and we have put in place new strategies to help ensure that our customers have access to funding when they need it and can afford it. The strategies include a stronger focus on printed mailings, faster time-to-mail from the time data is analysed, and more specific individual details in the mailings. We have also improved our refinancing options to better meet the needs of our customers in terms of when refinancings are available and to what value.

Our delinquencies and charge-offs are not yet at the lower levels we experienced prior to stopping all field calls in December 2015. We believe several of our new initiatives, including pay-by-phone, will allow us to reduce these metrics going forward.  The Beacon Scores (the credit score used by Equifax) of our customers continues to rise, with new originations at Beacon Scores significantly higher than a year ago. Given that past experience shows a strong correlation between charge-off rates and Beacon Scores, it would be reasonable to expect this rise in average Beacon Scores to result in lower charge-offs in the future.

Customer Research: Last quarter, we commissioned a third party to carry out a study of our customers and potential customers so we could learn what they think of us and thus better meet their needs. We obtained the results of the study this quarter and were pleased to learn that everything our current and potential customers say they want (like online payments and modern branch locations) are initiatives we have implemented or currently have in progress. Our Net Promoter Score, which is a measure of how likely our customers are to recommend us to others, is 67.8, which is a very high score. This is higher than Apple with the iPad or Southwest Airlines. Net Promoter Scores are hard to change significantly in a short timeframe so we were particularly pleased to find that ours is so high. These results provide us with added confidence to build on our strong reputation to further strengthen our brand.

World Finance Brand: Building on the concept of One World, we have continued to convert more of our branches to operating under the name of World Finance. This allows all marketing and materials to be under one name and apply across the company, so that we create one, strong, aligned team and company. Right now, 89% of our branches operate as World Finance. We just purchased the World Finance trademark in Oklahoma. This was the only state where we operate in which we did not own the trademark and thus the only area that prevented us from being “World Finance” in every branch. Now, we will begin the conversion of our branches in Oklahoma to World Finance, whenever we open a new branch or move a branch (the same strategy as for our continued name conversion of branches in other states operating under non-World Finance brand names).

GROWTH STRATEGIES

Live Checks Program: We have now launched this program in SC and MO, had our second campaign in TN, and are about to launch in TX. We plan to continue to expand this customer acquisition channel state-by-state.

Web Applications: We are getting better at converting our website applications into loans – in July we had an all-time high conversion rate, which we are pleased about as the number of web applications we receive is also increasing significantly every single month. We believe the number of web applications will continue to be higher than FY2016 throughout growth season, especially with the revised website LoansbyWorld.com, that was launched yesterday.

New Branches: As we focus on improving efficiency in our current branches, we are opening fewer branches than in years past. We opened 4 new branches in Q2 FY2017 and closed 6 branches and merged those accounts into existing branches (this is more openings and fewer closures than in Q1 FY2017).

Marketing: We have improved our customer segmentation in order to provide the right mix of products to allow for maximizing response with appropriate associated acceptable risk (live checks, pre-approved, invitation to apply offers). We have worked with new printers to be able to provide a number of new creative materials and a shortened time from data analytics to mail drops.

UNDERWRITING STRATEGIES

Pay-by-phone Program: Having pay-by-phone available in our branches was our highest operational priority for Q2 (July-Sept.) of our fiscal year. This was so important because we know we have customers who do not want to come into branches to pay us, nor do they want to have the inconvenience of mailing in a check. Our first priority is to have very high customer satisfaction, so we knew we needed to make paying by phone an option for all our customers as quickly as possible. I am pleased to say that, having tested pay-by-phone centrally and across one state last quarter, we launched this program companywide on September 23rd. It is now available as a payment option in every one of our U.S. branches.

First-payment Extension Program: We have launched first payment extension in every state as of October 3rd. Our customers in every state can now choose payment dates that align with the monthly date that they receive income. We believe this will improve our delinquencies as it helps our customers better manage their cash flow.

Collections Center Testing: We are testing collection phone calls (just in our South Eastern Division for the test) from a dedicated call-team in Home Office to see if this increases payments and rehabilitates accounts versus carrying them out in a branch. It is early days, but the results so far are very good. Continued good results are expected to lead to us expanding the activities of this Center to cover all three divisions.

COST REDUCTION STRATEGIES

Personnel Expense, excluding the impact of reversals in the prior year, decreased $3.1MM, or 7.2%, compared to the same quarter of the prior year. The decrease is primarily due to a 9.2% decrease in headcount in the US since September 30, 2015, as well as a decrease in overtime expense of $400,000 compared to the same quarter of the prior year. Annual increases in salary and wages mitigated in part the cost savings from the headcount reduction.

Mileage Expense in the branches decreased $600,000 during the quarter. While the reduction in mileage reimbursement and overtime costs can be in part attributed to our decisions to cease all field calls, we should make it clear that this decision was based on the current regulatory environment and not on gaining reduction in these expenses.

LEADERSHIP CHANGES

We continue to strengthen our field operations by hiring and promoting experienced leadership. We have appointed new VPOs for the states of Louisiana, Mississippi, and Indiana (all internal promotions), and a new VPO for New Mexico (an external candidate with significant experience in our industry segment).

With the promotion of Clint Dyer to EVP of Branch Operations last quarter, we have now backfilled for the SVP of our South Eastern Division by promoting the VPO of Kentucky, and we have promoted a supervisor in Kentucky to the vacated VPO role there.

MEXICO

Our Mexico business has had a very good quarter. Gross loans in Mexico increased 7.7% in US dollars. However, gross loans in Mexico increased 23.0% in Mexican pesos. VIVA, our payroll-deductible business, continues to grow strongly, and our penetration in this business is fairly low. Therefore, we believe there continues to be a long runway for growth of this business. Avance, our traditional installment loan business in Mexico, has grown in Mexican Pesos by 3.6%, while accounts are essentially flat.

REGULATIONS

Credit Reports: We are now checking all new and refinancing customers through the military database due to new laws that require special products for military personnel and their dependents, which we do not provide. We have ceased lending to this customer segment. Since this segment represented less than a half of one percent of our total customer base, we do not expect this to have a material impact on our ledger or accounts.

New Department of Labor Law on overtime pay: The new law requiring any employee earning over $47,476 base salary to receive overtime pay affects the majority of our branch managers. We have put in place new employment practices, including the use of part-time labor, which conforms to the new laws and we believe will not lead to an excessive increase in cost.

CFPB: Regarding proposed regulations from the CFPB on small dollar lending, as the proposal stands at present, we believe that the effect on our business practices will be fairly limited, though we will not be able to determine that conclusively until the final new regulations come out.

So to summarize:

We are pleased that this year-to-date, we have increased our new customers and former customers returning to us at a faster rate than in FY2016, but much remains to be done in order to continue improving on all key metrics. We are confident that the many specific action steps we are taking will result in continued operational improvement, and we look forward to continued improved results.

These prepared remarks may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, that represent the Company’s expectations or beliefs concerning future events. Statements other than those of historical fact, as well as those identified by the words “anticipate,” “estimate,” ”intend,” “plan,” “expect,” ”project,” “believe,” “may,” “will,” “should,” “would,” “could” and any variation of the foregoing and similar expressions are forward-looking statements.  Such forward-looking statements are about matters that are inherently subject to risks and uncertainties.  Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include the following:  recently enacted, proposed or future legislation and the manner in which it is implemented; the nature and scope of regulatory authority, particularly discretionary authority, that may be exercised by regulators, including, but not limited to, the Consumer Financial Protection Bureau (the “CFPB”), having jurisdiction over the Company’s business or consumer financial transactions generically; the unpredictable nature of regulatory proceedings and litigation; any determinations, findings, claims or actions made or taken by the CFPB, other regulators or third parties in connection with or resulting from the previously disclosed civil investigative demand (CID) or the notice and opportunity to respond and advise (NORA) letter from the CFPB that assert or establish that the Company’s lending practices or other aspects of its business violate applicable laws or regulations; the impact of changes in accounting rules and regulations, or their interpretation or application, which could materially and adversely affect the Company’s reported financial statements or necessitate material delays or changes in the issuance of the Company’s audited financial statements; the Company's assessment of its internal control over financial reporting, and the timing and effectiveness of the Company's efforts to remediate any reported material weakness in its internal control over financial reporting; changes in interest rates; risks related to expansion and foreign operations; risks inherent in making loans, including repayment risks and value of collateral; the timing and amount of revenues that may be recognized by the Company; changes in current revenue and expense trends (including trends affecting delinquencies and charge-offs); the potential impact of limitations in the Company’s amended revolving credit facility; and changes in the Company’s markets and general changes in the economy (particularly in the markets served by the Company). These and other factors are discussed in greater detail in Part I, Item 1A, “Risk Factors” in the Company’s most recent annual report on Form 10-K for the fiscal year ended March 31, 2016 filed with the Securities and Exchange Commission (“SEC”) and the Company’s other reports filed with, or furnished to, the SEC from time to time.  World Acceptance Corporation does not undertake any obligation to update any forward-looking statements it makes.  The Company is also not responsible for updating the information contained in this press release beyond the publication date, or for changes made to this document by wire services or Internet services.